Exhibit 99.1

nerdy

Q1 | 2026

Earnings Release

The Learner Experience

Your Score Goal
1230
1440
Your 5-Phase Success Framework
Phase 1 · Foundation
Phase 2 · Skill Building
Phase 3 · Targeted Practice
Phase 4 · Application
Phase 5 · Peak Performance
View Full Study Plan
Three Roads After High School
Your Checklist
My Checklist
$96K median annual salary
$81K total compensation
$63K median annual salary
AP Calculus AB
Flashcards
Quiz Me
Practice Test
Study Guide
Diagram
Start Learning
5 + 1

A Note to

Our Shareholders

Dear Shareholders,

In the first quarter of 2026, we beat the top end of our revenue guidance, delivered our second consecutive quarter of positive non-GAAP adjusted EBITDA, and translated the AI-native foundation we finished building at the end of 2025 into shipped, learner-facing product at a cadence we have never matched in this company’s history.

Revenue was $48.7 million, above the top end of our $46 to $48 million guidance range and up 2% year-over-year. Non-GAAP adjusted EBITDA was positive $1.0 million, ahead of our guidance of approximately breakeven, and improved by $7.3 million compared to Q1 2025. Adjusted EBITDA margin expanded by more than 1,500 basis points year-over-year - our third consecutive quarter of sequential margin improvement, and roughly $30 million of annualized operating leverage on a flat top line. Gross margin reached 66.2%, an expansion of more than 800 basis points year-over-year. We ended the quarter with $44.7 million of cash on the balance sheet.

Three things stood out. First, the product velocity that we said an AI-native codebase would unlock is now visible in shipped product - with a meaningful slate of additional learner-facing releases reaching customers in the weeks ahead. Second, our cost structure is structurally - not cyclically - better, and AI is the reason. Third, the year-over-year rate of decline in Active Members narrowed for a third consecutive quarter, and we expect to return to positive growth by the end of 2026. I’ll spend the bulk of this letter on the first.

Consumer Product Velocity: Live+AI™ Comes to Life

When we finished re-platforming on an AI-native codebase at the end of 2025, we said the point of that work was not the architecture itself - it was the speed and quality of what we could ship on top of it. Q1 was the first full quarter operating in that new mode, and the cadence has fundamentally changed.

The most visible expression of that shift is our new Learner Experience - internally referred to as V3 - which became the universal customer experience and surface for our Consumer business in March. Every newly acquired customer is now onboarded directly into V3, and we have begun migrating existing customers as well. Roughly 6,000 new customers came in directly on V3 in the back half of the quarter, and approximately 10,000 existing customers have been moved over from the prior experience and we are seeing strong early signal and optimizing rapidly in response to user behavior and customer feedback, which is broadly positive with a constant point of feedback being it looks/feels like a whole different company or product. The same platform will imminently power our institutional offering, which we expect to expand the market opportunity in institutional beyond the more limited K-12 high-dosage tutoring market that business primarily targeted.

Inside V3, the centerpiece for the learner is Maya, our AI concierge. Maya is the always-on guide built into the experience - she answers inbound questions, surfaces the right next step, helps a student find a diagnostic, and resolves day-to-day issues like rescheduling a session, all without a phone call or a support ticket. She is available twenty-four hours a day, in the context of each student’s actual learning plan and past interactions including full context on past tutoring sessions, product interactions, diagnostic and practice-related engagement and results, and more. She now handles a meaningful share of in-product customer interactions. For a student or a parent, Maya turns a platform into a relationship that feels alive, responsive, and easy.

Around Maya, V3 brings together the rest of the family experience. Our native mobile app launched in the App Store in Q1 and is approaching full feature parity with the web, with releases now shipping to mobile within 48 hours of going live.

Q1 Earnings Release 2026	2

The Tutor Gallery lets families browse tutor profiles, watch introductory videos, and book with guaranteed availability through Book Now. We launched Games, a set of six math and English Language Arts (“ELA”) titles built to drive daily engagement. We also launched On-Demand Courses, converting top Live Classes into self-paced courses with full supporting materials. We are launching with more than 350 of these courses that collectively span thousands of hours of live instruction.

These updates shipped together as part of V3. They give families more ways to engage with our platform between live sessions, creating additional retention opportunities.

We are seeing the early signal in the numbers. Active Members ended the quarter at 36.9 thousand, down 9% year-over-year, but the rate of decline has narrowed for three consecutive quarters. Customer churn improved meaningfully year-over-year. Average Revenue per Member per Month (“ARPM”) was $374, up 12%, and Learning Membership revenue grew 3% to $38.9 million, 80% of total revenue. Beneath the headline, the cohorts onboarded directly onto V3 are showing early indications that are directionally consistent with our thesis. Activation is meaningfully ahead of last year on a trailing four-week basis. First-week engagement and retention on our most recent cohorts is at the high end of any week we have seen this year. While early, what we will say is that the cohort signal is consistent across the metrics that matter, and that retention is the highest-leverage growth lever we have as it has a meaningful impact on revenue and profitability. At today’s customer acquisition cost, every additional month of average tenure flows almost entirely through to contribution profit. We expect to provide a fuller read on our progress on our Q2 call in August.

Upcoming Releases with Strong Early Feedback

What is shipped in V3 today is the foundation, not the full picture. Three product areas in particular are moving from internal development into the hands of customers in the weeks ahead, with strong early feedback on all three.

The first is college and career readiness. We were approached by leadership from a top-10 U.S. school district about a need we’re uniquely qualified to solve. This led to our always-on AI counselor, now targeted for back-to-school 2026 release in two flagship high schools in the district. Early indications show other districts have similar needs. The counselor guides students from middle school through post-secondary decisions. It integrates in real time with school systems, maintains persistent memory across years, and is multimodal across mobile, desktop, voice, and SMS including inbound and outbound calling. For Consumer learners, it extends tutoring into multi-year planning previously outside our reach.

The second is daily math and reading content and practice. We are launching more than 4,600 K-8 math skills aligned to the academic taxonomy, achieving parity with the leading supplemental practice platform, with reading parity coming soon. These additions expand our lesson library beyond 10,000 lessons, all created year-to-date and mapped to K-12 and college taxonomies and standards.The content integrates into V3 as structured daily practice alongside tutoring: short, taxonomy-aligned activities students complete every day, with progress visible to parents and tutors. Early tutor feedback on sequencing and quality is strong, and we anticipate similar learner reception.

The third is language learning. We are bringing to market an AI-enabled language practice experience that will launch for both consumer and institutional customers.

AI as an Operating Lever

AI is at the center of how we are operating and expect our teams to operate. Not only is all software development done almost exclusively with AI, we are using it to do everything from automate our back-office workflows to handle inbound and outbound calls and interactions with customers, and more. Fixed headcount is lower year-over-year, even as we ship more products.

These changes drove more than 1,500 basis points of adjusted EBITDA margin expansion in the quarter on roughly flat revenue. The improvements are structural, with software and automation replacing manual processes. With costs now lower, higher retention means new revenue flows through at a high contribution margin to adjusted EBITDA.

AI is how we operate. It is not what we sell. What we sell remains the relationship between a learner and a great tutor, now supported by the best technology available and informed by more than 10 million tutoring sessions.

Q1 Earnings Release 2026	3

Varsity Tutors for Schools

The new Varsity Tutors for Schools platform - built on the same V3 foundation, integrating AI-enabled tutoring, an AI counseling layer, and our expanded K-12 content library on the Live+AI™ engine that powers our Consumer business - enters the back-to-school 2026 selling season as a meaningfully stronger offering than what we took to market a year ago.

Looking Ahead

We are reaffirming our full year 2026 outlook of $180 to $190 million in revenue and approximately breakeven non-GAAP adjusted EBITDA, with year-end cash of $40 to $45 million inclusive of the $20 million currently drawn on our term loan. We are introducing second quarter guidance of $42 to $44 million in revenue and non-GAAP adjusted EBITDA of negative $2 million to breakeven.

A note on Q2. Two mechanical dynamics shape that range. First, beginning in Q2 we lap the price increases enacted in February 2025, which moderates year-over-year ARPM growth in the Consumer business. Second, the lag between bookings and revenue recognition in our Institutional business means that Q1 institutional weakness flows through to Q2 revenue. Both were anticipated, and both are reflected in the full-year range we are reaffirming today.

The product velocity we have discussed - V3, Maya our AI concierge for learners, having modern mobile apps with full feature parity to web, and the upcoming releases in college and career readiness, and daily math and reading practice, and language learning - have shipped or will be shipping before the end of the second quarter. And our customer base is only beginning to experience the enhanced experiences. As more of our active customers move onto the new platform and our first full V3 cohorts mature, the leading indicators we are watching today should translate into inflecting Active Member growth later this year.

A year ago, we were rebuilding the foundation. Today, we are building on it - and the benefits of this increased product velocity will build as we enhance more customer-facing surfaces and allow for us to drive long-term growth and profitability.

CHUCK COHN

Founder, Chairman & CEO

Q1 Earnings Release 2026	4

Overview
Your Future, Your Choice
17 career options. 5 military branches. Real salary data. One AI counselor who knows it all.
Talk to Maya
Explore
My Checklist
Three Roads After High School
All three are valid. Track your progress on each each.
Continue Your Education
Join the Military
Launch Your Career
Your Checklist
View Checklist
$96K median annual salary
$81K total compensation
$63K median annual salary
Explore
9:41

Study Plan
Overall Progress
95%
176 of 176
Tasks Completed
On track to hit your goal
Your Score Goal
CURRENT SCORE
1230
GOAL SCORE
1440
Targeting 209+ point gain
Plan Duration: 16 Weeks
Your 5-Phase Success Framework
Phase 1 · Foundation
Phase 2 · Skill Building
Phase 3 · Targeted Practice
Phase 4 · Application
Phase 5 · Peak Performance
View Full Study Plan

LIVE
SCORE 0
5 + 1
16
6
4

AP Calculus AB
Limits & Continuity
Derivatives
Applications
AP_Calc_AB_Homework_6.pdf
12 pages · 1.2 MB
Source uploaded
AI Study Coach
Analyzing content...
Organizing, extracting, and generating personalized study materials
Flashcards
Quiz Me
Practice Test
Study Guide
Diagram
1 source loaded
Ready to generate study materials
Start Learning

First Quarter Financial Highlights

Revenue Beats Top End of Guidance Range – Revenue of $48.7 million, was above our guidance range of $46 to $48 million, and represented an increase of 2% year-over-year from $47.6 million during the same period in 2025. Revenue increased when compared to the prior year period due to higher Consumer revenue, partially offset by lower Institutional revenue. The increase in Consumer revenue was driven by higher ARPM, which was primarily a result of price increases enacted in February 2025.

Consumer Learning Memberships – First quarter Learning Membership revenue increased 3% year-over-year. Revenue recognized in the first quarter from Learning Memberships was $38.9 million and represented 80% of total Company revenue. The growth was driven by higher ARPM, which was $374 as of March 31, 2026, a 12% increase year-over-year. As of March 31, 2026, there were 36.9 thousand Active Members, a 9% decrease year-over-year. This rate of decline has narrowed sequentially for three consecutive quarters, and we expect to return to positive growth by the end of 2026.

Gross Margin – Gross margin was 66.2% for the three months ended March 31, 2026, compared to a gross margin of 58.0% during the comparable period in 2025. The increase in gross margin was primarily due to the benefit of price increases enacted in February 2025.

Nerdy Again Delivers Positive Adjusted EBITDA, Beating Top End of Guidance Range – Net loss was $6.1 million in the first quarter versus a net loss of $16.2 million during the same period in 2025. Excluding non-cash stock compensation expenses and restructuring costs, which were treated as an adjustment for non-GAAP measures, non-GAAP adjusted net loss was $0.2 million for the first quarter of 2026 compared to a non-GAAP adjusted net loss of $7.9 million in the first quarter of 2025. We reported non-GAAP adjusted EBITDA of positive $1.0 million for the first quarter of 2026, beating our guidance of approximately breakeven. This compares to a non-GAAP adjusted EBITDA loss of $6.4 million in the same period one year ago. Non-GAAP adjusted EBITDA outperformance relative to guidance was driven by revenue outperformance. Non-GAAP adjusted EBITDA outperformance relative to the prior year period was driven by efficiency improvements and strong cost control across every P&L line item and gross profit outperformance as non-GAAP adjusted EBITDA margin improved over 1,500 basis points year-over-year.

Liquidity and Capital Resources – As of March 31, 2026, the Company’s principal sources of liquidity were cash and cash equivalents of $44.7 million. With our cash on hand and the funding available under our term loan, we believe we have ample liquidity to fund operations and growth initiatives, as we execute toward free cash flow positive.

See pages 14 and 15 for reconciliations of non-GAAP measures to the most directly comparable GAAP financial measure.

Q1 Earnings Release 2026	6

First Quarter 2026 Key Results

$48.7M

REVENUE

Revenue grew 2% year-over-year

1,538

BPS Improvement in Non-GAAP Adjusted EBITDA Margin

Delivering sequential expansion for the third consecutive quarter

36.9K

ACTIVE LEARNING MEMBERSHIPS

As of March 31, 2026

$374

ARPM

As of March 31, 2026; up 12% year-over-year

$165.7M

ANNUALIZED RUN-RATE

Learning Membership Revenue as of March 31, 2026; up 2% year-over-year

$44.7M

CASH ON OUR BALANCE SHEET

As of March 31, 2026

Q1 Earnings Release 2026	7

Second Quarter and Full Year 2026 Outlook

Today, we are introducing second quarter guidance and reaffirming full year 2026 guidance.

We want to flag two dynamics that shape the Q2 outlook. First, the decline in Q1 Varsity Tutors for Schools bookings will flow through to Q2 Institutional revenue. Second, beginning in Q2, we start lapping the price increases implemented in February 2025, which will moderate ARPM growth year-over-year for the consumer business.

We expect continued benefits from improving client retention to our consumer business, though that momentum builds through the year.

The full year outlook assumes a more stable Institutional funding environment in the second half of the year, reception of new Varsity Tutors for Schools platform, and continued improvements in Consumer retention.

For the second quarter and full year, adjusted EBITDA improvement year-over-year continues to be driven by gross margin expansion and AI-enabled productivity gains across the cost structure.

We expect to end the year with $40-45 million of cash, inclusive of $20 million currently drawn on our term loan.

Revenue Guidance

•	For the second quarter of 2026, we expect revenue in the range of $42-$44 million.

•	For the full year of 2026, we expect revenue in the range of $180-$190 million.

Adjusted EBITDA Guidance

•	For the second quarter of 2026, we expect non-GAAP adjusted EBITDA to be negative $2 million to breakeven.

•	For the full year of 2026, we expect non-GAAP adjusted EBITDA to be approximately breakeven.

Q1 Earnings Release 2026	8

Financial Discussion

Revenue

Revenue for the three months ended March 31, 2026 was $48.7 million, an increase of 2% from $47.6 million during the same period in 2025, due to higher Consumer revenue, partially offset by lower Institutional revenue. The increase in Consumer revenue was driven by higher ARPM, which was primarily a result of price increases enacted in February 2025.

Gross Profit and Gross Margin

Gross profit for the three months ended March 31, 2026 was $32.3 million, an increase of $4.7 million or 17% compared to the same period in 2025. Gross margin was 66.2% and 58.0% for the three months ended March 31, 2026 and 2025, respectively. The increase in gross margin and gross profit was primarily due the benefit of price increases enacted in February 2025.

Sales and Marketing

Sales and marketing expenses for the three months ended March 31, 2026 on a GAAP basis were $14.2 million, a decrease of $1.6 million from $15.8 million in the same period in 2025. Excluding non-cash stock compensation and restructuring costs, sales and marketing expenses for the three months ended March 31, 2026 were $13.9 million, a decrease of $1.4 million compared to $15.3 million in the same period in 2025. This decrease was driven by AI-enabled productivity gains and reduced investment in our Institutional business.

General and Administrative

General and administrative expenses include compensation for certain employees, support services, product and development expenses intended to support innovation, and other operating expenses. Product and development costs were $9.2 million and $10.7 million during the three months ended March 31, 2026 and 2025, respectively. Product and development costs include compensation for employees on our product and engineering teams who are responsible for developing new and improving existing offerings, maintaining our website, improving efficiencies across our organization, and third-party expenses.

General and administrative expenses for the three months ended March 31, 2026 on a GAAP basis were $23.9 million, a decrease of $4.5 million from $28.4 million in the same period in 2025. Excluding non-cash stock compensation expenses and restructuring costs, general and administrative expenses for the three months ended March 31, 2026 were $18.2 million, a decrease of $2.5 million compared to $20.7 million in the same period in 2025. The cost reductions are primarily driven by our focus on applying AI systematically across the tech stack which is resulting in durable efficiency gains and better unit economics.

Q1 Earnings Release 2026	9

Net Loss, Non-GAAP Adjusted Net Loss, and Non-GAAP Adjusted EBITDA (Loss)

Net loss on a GAAP basis was $6.1 million for the three months ended March 31, 2026 versus a net loss of $16.2 million in the same period in 2025. Excluding non-cash stock compensation expenses and restructuring costs, non-GAAP adjusted net loss was $0.2 million for the three months ended March 31, 2026, compared to a non-GAAP adjusted net loss of $7.9 million in the same period in 2025.

Non-GAAP adjusted EBITDA was positive $1.0 million for the three months ended March 31, 2026, beating our guidance of approximately breakeven, and compared to a non-GAAP adjusted EBITDA loss of $6.4 million in the same period in 2025. Non-GAAP adjusted EBITDA outperformance relative to guidance was driven by revenue outperformance. Non-GAAP adjusted EBITDA outperformance relative to the prior year period was driven by efficiency improvements and strong cost control across every P&L line item and gross profit outperformance as non-GAAP adjusted EBITDA margin improved over 1,500 basis points year-over-year.

See pages 14 and 15 for reconciliations of non-GAAP measures to the most directly comparable GAAP financial measure.

Liquidity and Capital Resources

As of March 31, 2026, the Company’s principal sources of liquidity were cash and cash equivalents of $44.7 million. With our cash on hand and the funding available under our term loan, we believe we have ample liquidity to fund operations and growth initiatives.

Conference Call Details

Nerdy’s management will host a conference call to discuss its financial results on Thursday, May 7, 2026 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-461-5787. International callers can dial 1-585-542-9983. The Access Code is 397446705.

A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/ investors.

Contact

Investor Relations

investors@nerdy.com

CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$48,735	$47,595
Cost of revenue	16,461	19,984

Gross Profit	32,274	27,611
Sales and marketing expenses	14,157	15,785
General and administrative expenses	23,915	28,411

Operating Loss	(5,798)	(16,585)
Interest expense	660	—
Interest income	(368)	(462)
Other expense	16	—

Loss before Income Taxes	(6,106)	(16,123)
Income tax expense	22	28

Net Loss	(6,128)	(16,151)
Net loss attributable to noncontrolling interests	(2,053)	(5,655)

Net Loss Attributable to Class A Common Stockholders	$(4,075)	$(10,496)

Loss per share of Class A Common Stock:
Basic and Diluted	$(0.03)	$(0.09)
Weighted-Average Shares of Class A Common Stock Outstanding:
Basic and Diluted	124,295	118,456

REVENUE (Unaudited)

(in thousands)

	Three Months Ended March 31,				Change
	2026	%	2025	%	$	%
Consumer	$39,284	80%	$38,013	80%	$1,271	3%
Institutional	9,294	19%	9,380	19%	(86)	(1)%
Other	157	1%	202	1%	(45)	(22)%

Revenue	$48,735	100%	$47,595	100%	$1,140	2%

Q1 Earnings Release 2026	11

CONDENSED CONSOLIDATED

BALANCE SHEETS (Unaudited)

(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$44,698	$47,895
Accounts receivable, net	4,747	5,639
Other current assets	5,051	4,640

Total Current Assets	54,496	58,174
Fixed assets, net	9,387	8,683
Goodwill	5,717	5,717
Intangible assets, net	1,719	1,893
Other assets	1,648	1,699

Total Assets	$72,967	$76,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$4,725	$3,376
Deferred revenue	10,114	14,481
Other current liabilities	7,774	7,768

Total Current Liabilities	22,613	25,625
Long-term debt	19,450	19,327
Other liabilities	1,975	2,281

Total Liabilities	44,038	47,233
Stockholders’ Equity
Class A common stock	13	12
Class B common stock	6	6
Additional paid-in capital	621,102	616,741
Accumulated deficit	(601,861)	(597,786)
Accumulated other comprehensive income	36	36

Total Stockholders’ Equity Excluding Noncontrolling Interests	19,296	19,009
Noncontrolling interests	9,633	9,924

Total Stockholders’ Equity	28,929	28,933

Total Liabilities and Stockholders’ Equity	$72,967	$76,166

Q1 Earnings Release 2026	12

CONDENSED CONSOLIDATED STATEMENTS

OF CASH FLOWS (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities
Net Loss	$(6,128)	$(16,151)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock-based compensation expense	5,978	7,588
Depreciation & amortization	657	1,833
Amortization of intangibles	158	152
Amortization of deferred financing fees	123	—
Other	—	69
Other changes in operating assets and liabilities:
Decrease in accounts receivable, net	893	984
(Increase) decrease in other current assets	(412)	47
Decrease in other assets	51	294
Increase in accounts payable	1,349	1,632
Decrease in deferred revenue	(4,582)	(2,102)
Increase (decrease) in other current liabilities	211	(405)
Decrease in other liabilities	(78)	(385)

Net Cash Used in Operating Activities	(1,780)	(6,444)
Cash Flows From Investing Activities
Capital expenditures	(1,182)	(1,175)

Net Cash Used In Investing Activities	(1,182)	(1,175)
Cash Flows From Financing Activities
Payments of deferred financing fees	(250)	—

Net Cash Used In Financing Activities	(250)	—
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	15	—

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(3,197)	(7,619)
Cash, Cash equivalents, and Restricted Cash, Beginning of Year	47,895	52,673

Cash, Cash Equivalents, and Restricted Cash, End of Period	$44,698	$45,054

Supplemental Cash Flow Information
Non-cash stock-based compensation included in capitalized internal use software	$146	$285
Purchase of fixed assets included in accounts payable	68	—
Cash paid for interest	537	—

Q1 Earnings Release 2026	13

RECONCILIATION OF GAAP TO

NON-GAAP SALES AND MARKETING EXPENSES (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Sales and marketing expenses	$14,157	$15,785
Less:
Non-cash stock-based compensation expense	296	344
Restructuring costs	—	193

Non-GAAP sales and marketing expenses	$13,861	$15,248

RECONCILIATION OF GAAP TO

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
General and administrative expenses	$23,915	$28,411
Less:
Non-cash stock-based compensation expense	5,682	7,244
Restructuring costs	—	455

Non-GAAP general and administrative expenses	$18,233	$20,712

RECONCILIATION OF GAAP NET LOSS TO

NON-GAAP ADJUSTED EBITDA (LOSS) (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net Loss	$(6,128)	$(16,151)
Add:
Interest expense	660	—
Interest income	(368)	(462)
Income taxes	22	28
Depreciation and amortization	815	1,985
Non-cash stock-based compensation expense	5,978	7,588
Restructuring costs	—	648

Adjusted EBITDA (Loss)	$979	$(6,364)

RECONCILIATION OF GAAP NET LOSS TO

NON-GAAP ADJUSTED NET LOSS (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net Loss	$(6,128)	$(16,151)
Add:
Non-cash stock-based compensation expense	5,978	7,588
Restructuring costs	—	648

Adjusted Net Loss	$(150)	$(7,915)

Q1 Earnings Release 2026	14

RECONCILIATION OF GAAP NET CASH USED IN OPERATING ACTIVITIES TO

NON-GAAP FREE CASH FLOW (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net Cash Used In Operating Activities	$(1,780)	$(6,444)
Less:
Capital expenditures	(1,182)	(1,175)

Free Cash Flow	$(2,962)	$(7,619)

CAPITALIZATION RECONCILIATION (Unaudited)

(in thousands)

March 31, 2026
Class A Common Stock	125,414
Combined Interests that can be converted into shares of Class A Common Stock	63,730

Total outstanding share count	189,144

Q1 Earnings Release 2026	15

We monitor the following key operating metrics, among others, to evaluate the performance of our business.

Active Members is defined as the number of Learners with a paid active Learning Membership as of the date presented. Variations in the number of Active Members are due to changes in demand for our solutions, seasonality, testing schedules, and the launch of new Learning Membership options. As a result, Active Members is a key indicator of our ability to attract, engage and retain Learners. Active Members exclude our Institutional business. While our Active Member count as of March 31, 2026 was lower when compared to March 31, 2025, it was higher than it was in any quarter after March 31, 2025 and we believe the recent rollout and continued advancement of our new Learner and Expert platform user experiences will result in positive growth by the end of 2026.

ARPM is defined as the average Consumer Learning Membership subscription revenue per member per month as of the date presented. Variations in ARPM are primarily due to changes in the mix of Learning Memberships sold and pricing changes. We believe ARPM is a key indicator of the value we provide to our customers. ARPM excludes our Institutional business. ARPM as of March 31, 2026 was higher when compared to March 31, 2025, primarily driven by price increases enacted in February 2025.

Active Experts is defined as the number of Experts who have instructed one or more sessions in a given period. Active Experts include our Institutional business. Our Active Expert count during the three months ended March 31, 2026 decreased when compared to the prior year period. This decrease was primarily due to lower Consumer Active Experts as a result of our Expert incentives, which has promoted utilization of the highest quality Experts by encouraging them to work with more Learners and develop deeper relationships that allow for increased revenue-generating opportunities. We believe our Active Expert count at March 31, 2026 is sufficient to meet our near-term growth objectives.

KEY OPERATING METRICS

Active Members in thousands	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Active Members	36.9	33.2	34.3	30.6	40.5	37.5
YoY change	(9)%	(11)%	(14)%	(14)%	(12)%	(8)%

ARPM in ones	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ARPM	$374	$364	$374	$348	$335	$302
YoY change	12%	21%	24%	24%	14%	(2)%

	Three Months Ended March 31,		Change
Active Experts in thousands	2026	2025	%
Active Experts	8.3	10.8	(23)%

Q1 Earnings Release 2026	16

Key Performance Metrics and Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures for non-GAAP cost of revenue, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP adjusted net earnings (loss), and non-GAAP adjusted EBITDA (loss).

Non-GAAP sales and marketing expenses exclude non-cash stock compensation expenses and restructuring costs. Non-GAAP general and administrative expenses exclude non-cash stock compensation expenses and restructuring costs.

Non-GAAP adjusted net earnings (loss) is defined as net income or net loss, as applicable, excluding non-cash stock-based compensation expenses and restructuring costs.

Non-GAAP adjusted EBITDA (loss) is defined as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, non-cash stock-based compensation expenses and restructuring costs.

Non-GAAP free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Sales and marketing expenses consist of salaries and benefits for our employees engaged in our consultative sales process. General and administrative expenses are recorded in the period in which they are incurred and include salaries, benefits, and non-cash stock-based compensation expense for certain employees as well as support services, product development, finance, legal, human resources, other administrative employees, information technology expenses, outside services, legal and accounting services, depreciation expense, and other costs required to support our operations.

Net loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period as calculated using the treasury stock and “if-converted” methods, as applicable.

Non-GAAP measures are in addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to sales, net income, operating income, cash flows from operations, or any other performance measures derived in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. The Company believes that these non-GAAP measures of financial results provide useful supplemental information. The Company’s management uses these non-GAAP measures to evaluate the Company’s operating performance, trends, and to compare it against the performance of other companies. There are, however, a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. See the tables above regarding reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Annualized run-rate is defined as the number of Active Members at the end of the period multiplied by average revenue per Learning Membership per month multiplied by twelve months. This recurring revenue customer base provides us with increased forecasting visibility into future periods.

Bookings represent contracted amounts during the period for Varsity Tutors for Schools.

Management and our board of directors use these metrics as supplemental measures of our performance that are not required by or presented in accordance with GAAP because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of items not directly resulting from our core operations. We also use these metrics for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity to expand our business and the capital expenditures required for that expansion.

Q1 Earnings Release 2026	17

Non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP adjusted EBITDA (loss), non-GAAP adjusted net income or loss, and non-GAAP free cash flow should not be considered in isolation, as an alternative to, or superior to net earnings (loss), revenue, cash flows or other performance measure derived in accordance with GAAP. We believe these metrics are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP metrics is an appropriate measure of operating performance because they eliminate the impact of expenses that do not relate directly to the performance of our underlying business. These non-GAAP metrics should not be construed as an implication that our future results will be unaffected by unusual or other items. We are not able to provide a reconciliation of non-GAAP adjusted EBITDA (loss) guidance for future periods to net loss, the comparable GAAP measure, because certain items that are excluded from non-GAAP adjusted EBITDA (loss) cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude for gains or losses on stock-based compensation without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, net income or loss in the future. See the tables above regarding reconciliations of these non-GAAP measures to the most directly comparable GAAP measures for historical periods.

Forward-Looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to revenue and active member growth; enhancing the Learning Membership experience; AI-enabled productivity and operating leverage; the growth of our Institutional business; the sufficiency of our cash to fund future operations; and our anticipated quarterly and full year 2026 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” “will” and “may,” and similar statements of a future or forward-looking nature.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our offerings continue to evolve, which makes it difficult to predict our future financial and operating results; our level of indebtedness, which could adversely affect our financial condition; our operating activities may be restricted as a result of covenants related to our term loan and failure to comply with these covenants could have a material adverse effect on us; our history of net losses and negative operating cash flows, which could require us to need other sources of liquidity; risks associated with our ability to acquire and retain customers, operate, and scale up our Consumer and Institutional businesses; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our growth.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 26, 2026, as well as other filings that we may make from time to time with the SEC.

Q1 Earnings Release 2026	18